                                                                     EXHIBIT 2.2

         AMENDMENT AND CLARIFICATION OF SECURITIES EXCHANGE AGREEMENT


     This Amendment and Clarification of Securities Exchange Agreement is made and entered into as of the 16/th/ day of September, 1999, for the purpose of and clarifying certain provisions of the Securities Exchange Agreement entered into as of the 16/th/ day of September, 1999 (the "Agreement") by and among ADDvantage Media Group, Inc., an Oklahoma corporation ("AMG"), David E. Chymiak, Kenneth A. Chymiak, as Trustee of the Ken Chymiak Revocable Trust Dated March 4, 1992, and Susan C. Chymiak, as Trustee of the Susan Chymiak Revocable Trust Dated March 4, 1992 (collectively, "Shareholders" each a "Shareholder").

                                   Recitals:

     WHEREAS, the parties hereto desire to clarify and, to the extent appropriate, amend and modify certain terms of the Agreement and are entering into this Amendment and Clarification of Securities Exchange Agreement (this Amendment) for such purpose;

     NOW THEREFOR, IN CONSIDERATION of the recitals and mutual covenants and agreements set forth in this Amendment, the parties hereto hereby agree as follows:

     1. The capitalized terms used herein shall have the same meanings as set forth in the Agreement unless otherwise specifically provided herein. The term, "Shareholder Notes" is revised to mean those certain demand promissory notes issued by TULSAT, in favor of the Shareholders in the aggregate original principal amount of $10,000,000.

     2. The provisions of Article 2 of the Agreement shall be amended so that it reads in its entirety as follows:

                                  "ARTICLE II

                               Tax-Free Transfer

           "Section 2.1 Transfer of TULSAT Common Stock. At Closing, upon the terms and subject to the conditions set forth in this Agreement, Shareholders shall contribute, assign, and transfer to AMG, and AMG shall receive from Shareholders, all of the issued and outstanding TULSAT Common Stock. At Closing, Shareholders shall deliver to AMG certificates representing all of the TULSAT Common Stock, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, which certificates shall be duly endorsed to AMG or accompanied by duly executed stock powers in a form satisfactory to AMG.

           "Section 2.2 Issuance of AMG Securities. In exchange for all of the shares of TULSAT Common Stock, AMG shall issue to the Shareholders a total of 50,000 shares of AMG Nonconvertible Preferred Stock, 200,000 shares of AMG Convertible Preferred

     Stock and 8,000,000 shares of AMG Common Stock, registered in each Shareholder's name and in the respective amounts set forth in Exhibit B. At Closing, AMG shall deliver to each Shareholder the stock certificates representing the AMG Securities.

          "Section 2.3 Closing. Closing shall take place on the Closing Date at such time and place as is agreed by AMG and Shareholders.

          "Section 2.4 Post-Closing Exchange of Notes. Subsequent to Closing, the Shareholders shall deliver to AMG the Shareholder Notes, endorsed "Payable to the Order of ADDvantage Media Group, Inc.," free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind. In exchange therefor, AMG shall issue to the Shareholders an aggregate of 250,000 shares of AMG Nonconvertible Preferred Stock registered in each Shareholder's name and in the respective amounts set forth in Exhibit B. At such time, AMG shall deliver to each Shareholder the stock certificates representing such shares of AMG Nonconvertible Preferred Stock."

     3. Exhibit B attached hereto shall replace in its entirety the Exhibit B which is attached to the Agreement.

     4. Except as specifically amended and clarified hereby, the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AMG:                                               Shareholders:

ADDvantage Media Group, Inc.                /s/ David E. Chymiak
                                            ------------------------------------
                                            David E. Chymiak

                                            /s/ Kenneth A. Chymiak
                                            ------------------------------------
By: /s/ Charles H. Hood                     Kenneth A. Chymiak, as Trustee of
   ------------------------------           the Ken Chymiak Revocable Trust
Charles H. Hood, President                  Dated March 4, 1992

                                            /s/ Susan C. Chymiak
                                            ------------------------------------
                                            Susan C. Chymiak, as Trustee of
                                            the Susan C. Chymiak Revocable Trust
                                            Dated March 4, 1992

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                                   EXHIBIT B
Exchanges Occurring at Closing

-----------------------------------------------------------------------------
                             TULSAT Securities             AMG Securities
Shareholder                     Surrendered                   Received
-----------                     -----------                   --------
-----------------------------------------------------------------------------------
David E. Chymiak             350 Shares of              25,000 Shares of AMG
                             TULSAT Common Stock        Nonconvertible Preferred Stock;
                                                        100,000 Shares of AMG
                                                        Convertible Preferred Stock; and
                                                        4,000,000 Shares of AMG
                                                        Common Stock
-----------------------------------------------------------------------------------
Kenneth A. Chymiak, as       175 Shares of TULSAT       12,500 Shares of AMG
Trustee of the Ken           Common Stock               Nonconvertible Preferred Stock;
Chymiak Revocable Trust                                 50,000 Shares of AMG Convertible
Dated March 4, 1992                                     Preferred Stock; and
                                                        2,000,000 Shares of AMG
                                                        Common Stock
-----------------------------------------------------------------------------------
Susan C. Chymiak, as         175 Shares of TULSAT       12,500 Shares of AMG
Trustee of the Susan         Common Stock               Nonconvertible Preferred Stock;
Chymiak Revocable Trust                                 50,000 Shares of AMG Convertible
Dated March 4, 1992                                     Preferred Stock; and
                                                        2,000,000 Shares of AMG
                                                        Common Stock
-----------------------------------------------------------------------------------

Exchanges Occurring After Closing

------------------------------------------------------------------------------------------
                               Amount of Shareholder Note       AMG Securities
Shareholder                         Surrendered                    Received
-----------                         -----------                    --------
------------------------------------------------------------------------------------------
David E. Chymiak               $5,000,000                     125,000 Shares of AMG
                                                              Nonconvertible Preferred
                                                              Stock
------------------------------------------------------------------------------------------
Kenneth A. Chymiak, as         $2,500,000 Shareholder Note    62,500 Shares of AMG
Trustee of the Ken Chymiak                                    Nonconvertible Preferred
Revocable Trust Dated                                         Stock
March 4, 1992
------------------------------------------------------------------------------------------
Susan C. Chymiak, as           $2,500,000 Shareholder Note    62,500 Shares of AMG
Trustee of the Susan                                          Nonconvertible Preferred
Chymiak Revocable Trust                                       Stock
Dated March 4, 1992
------------------------------------------------------------------------------------------